SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 5th day of June, 2008.

AMONG:

ROYALITE PETROLEUM COMPANY INC., a company duly formed under the laws of Nevada, with its principal office at 2580 Anthem Village Drive, Suite 112, Henderson, NV 89052

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

MARKTECH ACQUISITION CORP., a corporation duly formed under the laws of British Columbia with its principal office at 3045 Quennell Road, PO Box 13, Nanaimo, BC V9X 1K5

(hereinafter called the "Purchaser")

OF THE SECOND PART

AND:

WORLDBID INTERNATIONAL INC., a company duly continued under the laws of Nevada with its principal office at Suite 201, 801 Peace Portal Drive, Blaine, WA 98230

(hereinafter called the "Company")

OF THE THIRD PART

WHEREAS:

A.                   The Purchaser has offered to purchase the Company Shares (as defined herein), and the Vendor has agreed to sell to the Purchaser the Company Shares held by the Vendor on the terms and conditions set forth herein; and

B.                   In order to record the terms and conditions of the agreement among them the parties wish to enter into this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $1.00 paid by the Purchaser to the Vendor and to the Company, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.          INTERPRETATION

1.1                   Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

(a)	"Business" means the business in which the Company is engaged, namely:

(i) the operation of an international business-to-business and government- to-business facilitation service; and

(ii) any other enterprise that is directly related to the foregoing.

(b)	"Closing" means the closing of the transactions contemplated in this Agreement.

(c)	"Closing Date" means June 30, 2008 or such other date as may be mutually agreed upon by the parties.

(d)	"Company Shares" means the 6,004,408 shares of the Company legally and beneficially owned by the Vendor.

1.2                   All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.          PURCHASE AND PURCHASE PRICE

2.1                   The Vendor hereby covenants and agrees to sell, assign and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendor, the Company Shares.

2.2                   The purchase price payable by the Purchaser to the Vendor for the Company Shares shall be $50,000 (the “Purchase Price”). The Purchase Price shall be paid and satisfied as follows:

(a)	$25,000 on the Closing Date; and

(b)	$25,000 thirty (30) days from the Closing Date, which shall be evidenced by the issuance of a promissory note issued in favour of the Vendor.

2.3                   As additional consideration for the Purchaser acquiring the Company Shares, the Vendor shall transfer to the Purchaser all property and assets used by the Vendor in connection with the Business including, but not limited to, its interest in any bank accounts which are used in the name of the Vendor, and any security deposits or balances therein, used in connection with the Business.

2.4                   Upon Closing, the Vendor shall assign to the Purchaser all of its right, title and interest in and to the intercompany loan between the Vendor and the Company.

2.5                   Upon Closing, the Purchaser shall assume all liabilities of the Vendor in connection with the Business that are not held in the name of the Company including, but not limited to, the liabilities set out in Schedule 2.5.

2.6                   The Purchaser shall indemnify and save harmless the Vendor from and against all liabilities, damages, costs and obligations which may be suffered by the Vendor arising out of the liabilities of the Company and the liabilities assumed under Section 2.5 of this Agreement.

3.          COVENANTS, REPRESENTATIONS AND WARRANTIES
              OF THE VENDOR AND THE COMPANY

                       The Vendor and the Company jointly and severally covenant with and acknowledge, represent and warrant to the Purchaser as follows, and acknowledge that the Purchaser is relying upon such covenants, acknowledgements, representations and warranties in connection with the purchase by the Purchaser of the Company Shares:

3.1                   The Vendor has been duly incorporated and organized, is a validly existing corporation and is in good standing under the laws of Nevada; it has the corporate power to own or lease its property and to carry on its business; it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it has all necessary.

3.2                   The Company has been duly incorporated and organized, is a validly existing corporation and is in good standing under the laws of Nevada; it has the corporate power to own or lease its property and to carry on the Business; it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it has all necessary licenses, permits, authorizations and consents to operate its Business in accordance with the terms of its business plan.

3.3                   The Vendor is the legal, beneficial and recorded owner of the Company Shares, and has good and marketable title thereto, free and clear of all mortgages, liens, charges.

3.4                   This Agreement has been duly authorized, validly executed and delivered by the Company and the Vendor.

3.5                   The books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company as at the date hereof, and all material financial transactions of the Company relating to the Business have been accurately recorded in such books and records.

4.          COVENANTS, REPRESENTATIONS AND WARRANTIES
              OF THE PURCHASER

                       The Purchaser covenants with and represents and warrants to the Vendor and the Company as follows and acknowledge that the Vendor are relying upon such covenants, representations and warranties in entering into this Agreement:

4.1                   The Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the Province of British Columbia; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2                   The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or of any indenture, instrument or agreement, written or oral, to which the Purchaser may be a party.

4.3                   This Agreement has been duly authorized, validly executed and delivered by the Purchaser.

4.4                   The Promissory Note has been duly executed by the Purchaser and is enforceable against the Purchaser in accordance with its terms.

5.          CONDITIONS OF CLOSING

5.1                   All obligations of the Purchaser under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)	the representations and warranties of the Vendor and the Company shall be true as of the date hereof and as of the Closing Date; and

(b)	the Vendor and the Company shall have complied with all of its obligations hereunder; and

The foregoing conditions precedent are inserted for the benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time prior to Closing by delivering to the Vendor and the Company written notice to that effect.

5.2                   All obligations of the Vendor and the Company under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)	the representations and warranties of the Purchaser shall be true as of the date hereof and as of the Closing Date; and

(b)	the Purchaser shall have complied with all of its obligations hereunder; and

The foregoing conditions precedent are inserted for the benefit of the Vendor and the Company and may be waived in whole or in part by the Vendor and the Company at any time prior to Closing by delivering to Purchaser written notice to that effect.

6.          CLOSING ARRANGEMENTS

6.1                   The Closing shall take place on the Closing Date at such time, place and location as mutually agreed to by the parties hereto.

6.2                   On the Closing Date:

(a)

the Vendor shall deliver to the Purchaser certificates representing the Company Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) with all applicable taxes paid.

(b)	the Vendor and the Company shall cause the Company Shares to be transferred into the name of the Purchaser, or its nominee, to be duly and regularly recorded in the books and records of the Company;

(c)	the Purchaser shall pay and/or deliver to the Vendor:

	(i)	$25,000; and

	(ii)	a non-interest bearing promissory note of $25,000 in favour of the Vendor, maturing on thirty (30) days from the Closing.

7.          GENERAL PROVISIONS

7.1                   Time shall be of the essence of this Agreement.

7.2                   This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Company Shares and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

7.3                   This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Purchaser may not assign this Agreement without the consent of the Company which consent may be withheld for any reason whatsoever.

7.4                   Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

7.5                   This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

7.6                   This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ROYALITE PETROLEUM COMPANY INC.

/s/ Logan B. Anderson
_______________________________
Per: Logan B. Anderson
        President

MARKTECH ACQUISITION CORP.

/s/ Mark Reynolds
_______________________________
Per: Mark Reynolds,
        President and Secretary

WORLDBID INTERNATIONAL INC.

/s/ Logan B. Anderson
_______________________________
Per: Logan B. Anderson,
        President and Secretary

Schedule 2.5

Liabilities

As of April 1, 2008

Creditor Account Number	Amount Outstanding
10007	$1,769.17
10345	$50.00
10043	$153.76
10009	$5,644.30
11034	$1,237.59
11134	$6,371.74
10445	$10,126.44
10102	$14,499.18
10998	$5.00
10032	$8,150.49
10031	$5,175.00
11004	$11,000.00
10045	$858.55
10909	$12,722.40
10023	$833.06
10012	$6,592.74
10007	$334.43
10789	$2,975.00
10434	$4,240.20
Total Outstanding	$93,942.56